Exhibit to Accompany
Item 77K
Form N-SAR
The Marshall Funds
(the Funds)



October 28, 2011.

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re: Marshall Funds
File No. 811-58433

Commissioners:

We have read the statements made by Marshall
Funds Inc. (copy attached), which we understand will be filed with the Securities and Exchange
Commission, pursuant to Item 77K for Form N-SAR as part of the Form N-SAR of Marshall Funds Inc.
dated October 28, 2011. We agree with the statements concerning our Firm in such Form N-SAR.

Very truly yours,


/s/ PricewaterhouseCoopers LLP


Chicago, IL